UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PREDIX PHARMACEUTICALS HOLDINGS, INC.
(Exact name of the registrant as specified in its charter)

Delaware	13-3795882
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4 Maguire Road
Lexington, Massachusetts 02421
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Exchange Act: None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-127159
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)

Item 1. Description of The Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of The Registrant’s Securities to be Registered
The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.01 per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-127159) as originally filed with the Securities and Exchange Commission on August 3, 2005 or as subsequently amended (the “Registration Statement”), is incorporated herein by reference.
Item 2. Exhibits
The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.2*	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering made under the Registration Statement.

3.4*	Restated Bylaws of the Registrant to be effective upon the completion of the offering made under the Registration Statement.

4.1*	Form of Common Stock Certificate.

4.2.1*	Second Amended and Restated Stockholders Agreement, dated as of January 21, 2005, by and among the Registrant and certain stockholders of the Registrant.

4.2.2*	First Amendment, dated as of August 1, 2005, to the Second Amended and Restated Stockholders Agreement, dated as of January 21, 2005, by and among the Registrant and certain stockholders of the Registrant.

4.3*	Registration Rights Agreement by and between RRD International, LLC and the Registrant, dated as of October 30, 2003, as amended by the First Amendment to Registration Rights Agreement, dated as of July 7, 2005.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PREDIX PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Michael G. Kauffman

Michael G. Kauffman, M.D., Ph.D.

Date:	September 30, 2005